UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2004

ICT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (267) 685-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 28, 2004, ICT Group, Inc. (the “Company”) issued a press release announcing certain financial results for the quarter ended September 30, 2004. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The press release includes a reconciliation of net income (loss) to adjusted net income to eliminate the effects of charges related to on-going class action litigation for the three and nine month periods ended September 30, 2004 and 2003 and to eliminate the effects of a reversal of restructuring charges for the three and nine month periods ended September 30, 2003. The press release also includes forecasted net income per share for the fourth quarter of 2004 and the full-year 2004 and 2005, in all cases exclusive of any expenses related to on-going class action litigation. Management of the Company believes that the adjustment of net income and net income per share to eliminate the effect of any expenses related to on-going class action litigation and the reversal of a portion of a previously recorded restructuring charge is useful to investors because it enables them to better assess the performance of the Company’s core operations, exclusive of the impact of litigation and restructuring charges that are not reflective of the Company’s day-to-day operations. In addition, management focuses on such adjusted measures for planning purposes.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is being furnished with this report

Exhibit No.	Description

99.1	Press Release Dated October 28, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC. (Registrant)

By:	JOHN J. BRENNAN
John J. Brennan
President and Chief Executive Officer

Dated: October 28, 2004